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                                                                EXHIBIT 10(am)

                                DEFIANCE, INC.
              SUPPLEMENTAL SAVINGS AND DEFERRED COMPENSATION PLAN


        WHEREAS, Defiance, Inc. (the "Employer") desires to establish, effective July 1, 1994, the Defiance, Inc. Supplemental Savings and Deferred Compensation Plan (the "Plan") to provide to certain employees of the Company benefits lost by participants under the Defiance, Inc. Retirement Savings Plan (the "Savings Plan") as a result of restrictions imposed upon such plan by Sections 401(a)(17), 401(m), 402(g), 410(b) and 415 of the Internal Revenue Code of 1986, as amended, and to incorporate the current Deferred Compensation program of the Company for administrative purposes.

NOW, THEREFORE, the Company hereby adopts the Plan effective July 1, 1994.


                                   ARTICLE I

                                    PURPOSE

1.1 The purpose of this Plan is to provide for the payment of supplemental benefits to select management and highly compensated employees of the Company whose benefits payable under the Savings Plan are subject to certain benefit limitations imposed by Sections 401(a)(17), 401(m), 402(g), 410(b) and 415 of the Internal Revenue Code, and to provide for deferral of other compensation. The Company intends and desires that this Plan, together with the other elements of the Company's compensation program, will attract, retain and motivate eligible employees.

1.2 The substantive provisions of the Savings Plan with any amendments thereto in effect as of June 30, 1994, and the current Deferred Compensation Program as of June 30, 1994 are hereby incorporated by reference into and shall be a part of this Plan as fully as if set forth herein. Any amendments made to said substantive provisions shall also be incorporated by reference into, and form a part of, this Plan effective as of the effective date of such amendments.




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                                  ARTICLE II

                                  DEFINITIONS


All terms with initial capital letters which are used in the Savings
Plan shall have the meanings assigned to them under the provisions of the Savings Plan unless otherwise specified herein or as otherwise qualified by the context in which the term is used herein.

2.1 For the purposes of this Plan, the following words and phrases shall have the meanings indicated unless a different meaning is clearly required by the context. Any terms used herein in the masculine shall be read and construed in the feminine where they would so apply, and any terms used in the singular shall be read and construed in the plural if appropriate:

(a) A "Change of Control" shall be deemed to have taken place if, as the result of a tender offer, exchange offer, merger, consolidation, sale of assets, contested election, or any combination of the foregoing or other similar extraordinary transactions, the persons, who are directors one year prior to the first of any such events to occur, shall cease to constitute a majority of the board of directors of the Company or any parent or successor to the Company.

      Termination due to a Change of Control is deemed to occur if, within two years after the Change of Control, without the executive's written approval: (1) the executive's employment is terminated; (2) the executive experiences any reduction in aggregate direct remuneration, position, responsibility or duties from those enjoyed by the executive immediately prior to the Change of Control; (3) the executive experiences any reduction in the aggregate of employee benefits, prerequisites, or fringe benefits from those enjoyed by the executive immediately prior to the Change of Control; (4) the Company requires that the executive's principal place of work is more than 25 miles from executive's principal place of work immediately prior to the Change of Control or executive is required to travel in connection with executive's employment to a greater degree than was customary


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      during the year prior to the Change of Control; or (5) there is a liquidation, dissolution, consolidation or merger of the Company, or transfer of all or a significant portion of its assets unless the successor(s) assumes all of the duties and obligations to the executive set forth in this policy.

(b) "Committee" shall mean the Committee charged with the administration of the Plan under Article VII herein.

(c) "Company" shall mean Defiance, Inc. or any successor by merger, purchase or otherwise.

(d) "Compensation" shall mean a Participant's total annual compensation including base salary and bonuses whether paid in cash or deferred.

(e) "Compensation Limitation" shall mean, for any fiscal year beginning on and after July 1, 1994, $150,000, as adjusted to and including such given year of determination in the manner provided under Code Section 401(a)(17).

(f) "Contribution Limitation" shall mean for any calendar year, a limitation on the amount of salary deferral of a Participant in the Savings Plan as a result of the operation of Code Section 401(m), 402(g) or 415.

(g)   "Employee" shall mean any common law Employee of an Employer.

(b) "Employer" shall mean Defiance, Inc. or any successor thereto by merger, purchase or otherwise, and any designated subsidiaries.

(i) "Participant" shall mean an Employee who has become a Participant in accordance with Section 3.2.

(i) "Participating Employer" shall mean any subsidiary of the Company as defined in the Savings Plan.

(k) "Plan" shall mean the Defiance, Inc. Supplemental Savings Plan, as the same may be amended from time to time.

(l) "Plan Benefit" shall mean, to the extent applicable to any given Participant the benefit determined under the provisions of Article IV.

(m) "Retirement" shall mean the later of the first day of the month on or after attainment of age 59-1/2 or the date of termination of employment.





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                                  ARTICLE III

                         ELIGIBILITY AND PARTICIPATION


3.1 Any Employee who is an officer or key executive with compensation in excess of $125,000 may become eligible to participate in the Plan. Such Employee shall become a Participant hereunder only as provided under
      Section 3.2.

3.2 An Employee eligible to participate in the Plan under Section 3.1 and who is selected by the Committee for participation shall become a Participant in the Plan at the earlier of:

        (a)   his election to defer a portion of his Compensation;

        (b) the first day of the Plan Year in which his benefit under the Savings Plan is affected either by the Compensation Limitation or the Contribution Limitation; or

        (c) at such time any of the discretionary payments to be made by the Company or Participating Employer cannot be made to the Savings Plan.


3.3 Upon becoming a Participant under the Plan, he shall make an irrevocable election to begin to receive his benefits under the Plan at:

        (a)   a specific age, or

        (b) at retirement from the Company but not later than age 65 if the Participant terminates employment prior to eligibility for retirement.





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                                  ARTICLE IV

                                 PLAN BENEFITS


4.1 The Participant may defer any portion of his Compensation. Deferral is not limited to amounts that cannot be deferred under the Savings Plan.


4.2 The Company shall contribute to the account of a Participant eligible therefor under Section 3.2 (or to his surviving spouse or beneficiary or beneficiaries), 50% of the first four percent of Compensation deferred under the Plan, but will not duplicate contributions made under the Savings Plan. Amounts in excess of the first four percent of the Participant's Compensation shall not be matched by the Company.


4.3 The Company or Participating Employer shall contribute any of the discretionary contributions that a Participant is eligible to receive but which cannot be made to the Savings Plan because of the application of Code Sections 401(a)(17) or 401(m) or 410(b).


4.4 Notwithstanding any provision of this Plan to the contrary, the annual Plan Benefits set forth under Article IV shall be determined and coordinated by the Committee so as to prevent any duplication of Plan and Savings Plan benefits.





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                                   ARTICLE V
                INDIVIDUAL ACCOUNTS, INVESTMENTS AND VALUATIONS


5.1 The provisions of the Savings Plan concerning the creation of individual accounts and the investment elections made by Participants thereunder, as incorporated into this Plan under Section 1.2, are hereby specifically recognized and shall be used herein for their stated purposes.


5.2 Participant accounts will be valued annually. A Participant's account will be credited annually at the end of the fiscal year with interest of the Company's incremental cost of borrowing above the equivalent annual yield of Treasury Notes maturing in fifteen (15) years.





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                                  ARTICLE VI

                VESTING, COMMENCEMENT AND FORM OF PLAN BENEFIT


6.1 Plan Benefits based on a Participant's deferrals and the earnings credited thereon shall be fully vested at the time of deferral or crediting. Plan Benefits based on Company or Participating Employer contributions shall be fully vested at the earliest of death, retirement, Change of Control, or, if earlier, according to the following schedule:



                           Years of          Nonforfeitable
                           Service              Interest
                         Less than 2               0%

                              2                   20%

                              3                   40%

                              4                   60%

                              5                   80%

                         6 or more               100%



6.2 Vested Plan Benefits hereunder shall become payable to a Participant as of the date specified under the provisions of Section 3.3. Plan Benefits, including the balance of the Participant's deferred compensation account shall be payable in annual installments of the lesser of:


        (a) the Participant's annual base salary at the time of termination, or


        (b) the remainder of the participant's account balance, unless the Participant elects in writing no less than one year before termination to take such amount as annual payments (not to exceed 10).


6.3 In the event of a Change of Control, the Company shall pay to each Participant, a lump sum consisting of the value of the Participant's accounts under the Plan as if he were


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      fully vested, and the amount shall be paid at the time of termination following the Change of Control.


6.4 Notwithstanding any Plan provision to the contrary, no Company or Participating Employer contributions made under this Plan and interest earnings credited on Participant accounts shall be paid with respect to a Participant (or beneficiary thereof) who is terminated for "Cause".
      For purposes of the Plan, Cause means (a) action by the Participant involving willful and wanton malfeasance and including any wrongful and unlawful act, or (b) the Participant being convicted of a felony directly or indirectly involving the Company. Nothing contained herein shall prevent the payment of benefits to a vested Participant who is involuntarily terminated for reasons other than Cause.





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                                  ARTICLE VII

                                ADMINISTRATION


7.1 The Compensation Committee of the Board of Directors shall be charged with the administration of the Plan. The Committee shall have all such powers as may be necessary to discharge its duties relative to the administration of the Plan, including by way of illustration and not limitation, discretionary authority to interpret and construe the Plan, to decide any dispute arising hereunder, to determine the right of any Employee with respect to participation herein, to determine the right of any Participant with respect to benefits payable under the Plan and to adopt, alter and repeal such administrative rules, regulations and practices governing the operation of the Plan as it, in its sole discretion, may from time to time deem advisable. No member of the Committee shall be liable to any person for any action taken or omitted in connection with the interpretation and administration of the Plan unless attributable to willful misconduct or lack of good faith. The Committee shall be entitled to conclusively rely upon all tables, valuations, certificates, opinions and reports furnished by any actuary, accountant, controller, counsel or other person employed or engaged by the Committee or the Company with respect to the Plan.





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                                 ARTICLE VIII

                           AMENDMENT AND TERMINATION


8.1 The Company expects to continue the Plan indefinitely, but reserves the right to amend or terminate it at any time, if, in its sole judgment, such amendment or termination is necessary or desirable. Any such amendment or termination shall be made in writing by the Board of Directors of the Company or its designee, if applicable, and shall be effective as of the date specified in such document. No amendment or termination of the Plan shall directly or indirectly deprive any Participant, surviving spouse or beneficiary of all or any portion of the Plan Benefits earned by the Participant as of the date of amendment or Plan benefits will be fully vested and the Company (or any transferee, purchaser or successor entity) shall be obligated to pay Plan Benefits to Participants, surviving spouses and beneficiaries at such time or times as provided under the terms of the Plan.


8.2 The Plan shall not be automatically terminated by a transfer or sale of the Company or by the merger or consolidation of the Company into or with any other corporation or other entity, but it shall be continued after such sale, merger or consolidation only if and to the extent that the transferee, purchaser or successor entity agrees to continue the Plan.
      In the event the Plan is not continued by the transferee, purchaser or successor entity, then it shall terminate subject to the provisions of
      Section 8.1.





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                                  ARTICLE IX

                                 MISCELLANEOUS


9.1 No Effect on Employment Rights. Nothing contained herein will confer upon any Participant the right to be retained in the service of the Company nor limit the right of the Company to discharge or otherwise deal with Participants without regard to the existence of the Plan.


9.2 Plan Unfunded. Notwithstanding any provision herein to the contrary, the benefits offered hereunder shall constitute nothing more than an unfunded, unsecured promise by the Company to pay benefits determined hereunder which are accrued by Participants while such Participants are employed by the Company. No provision shall at any time be made with respect to segregating any assets of the Company for payment of any benefits hereunder. No Participant, Beneficiary or any other person shall have any interest in any particular assets of the Company by reason of the right to receive a benefit under the Plan and any such Participant, Beneficiary or other person shall have only the rights of a general unsecured creditor of the Company with respect to any rights under the Plan.
      Nothing contained in the Plan shall constitute a guaranty by the Company or any other entity or person that the assets of the Company will be sufficient to pay any benefit hereunder. All expenses and fees incurred in the administration of the Plan shall be paid by the Company.

9.3 Binding on Company, Employees and Their Successors. The Plan shall be binding upon and inure to the benefit of the Company, its successors and assigns and the employee and his heirs, executors, administrators and legal representatives. In the event of the merger or consolidation of the Company with or into any other corporation, or in the event substantially all of the assets of the Company shall be transferred to another corporation, the successor corporation resulting from the merger or consolidation, or the transferee of such assets, as the case may be, shall, as a condition to the consummation of the merger, consolidation or sale, assume the obligations of the Company hereunder and shall be substituted for the Company hereunder.


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9.4   Spendthrift Provisions.  No benefit payable under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge prior to actual receipt thereof by the payee; and any attempt so to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge prior to such receipt shall be void; and the Company shall not be liable in any manner for or subject to the debts, contracts, liabilities, torts or engagements of any person entitled to any benefit under the Plan.


9.5   Disclosure. Each Participant shall receive a copy of the Plan.


9.6 State Law. The Plan is established under and will be construed according to the laws of the State of Ohio to the extent that such laws are not pre-empted by the Employee Retirement Income Security Act of 1974, as amended, and regulations promulgated thereunder.


9.7 Incapacity of Recipient. In the event a Participant, surviving spouse or beneficiary is declared incompetent and a guardian, conservator or other person legally charged with the care of his person or of his estate is appointed, any benefits under the Plan to which such Participant, spouse or beneficiary is entitled shall be paid to such guardian, conservator or other person legally charged with the care of his person or his estate. Except as provided herein, when the Committee, in its sole discretion, determines that a Participant, surviving spouse or beneficiary is unable to manage his financial affairs, the Committee may direct the Company to make distributions to any person for the benefit of such Participant, spouse or beneficiary.


9.8 Unclaimed Benefit. Each Participant shall keep the Committee informed of his current address. The Committee shall not be obligated to search for the whereabouts of any person. If the location of a Participant is not made known to the Committee within three years after the date on which any payment of the Participant's benefit hereunder may be made, payment may be made as though the Participant had died at the end of the three-


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      year period. If, within one additional year after such three-year period has elapsed, or, within three years after the actual death of a Participant, whichever occurs first, the Committee is unable to locate the spouse or any beneficiary of the Participant, any Plan Benefits held for a Participant, surviving spouse or beneficiary shall be forfeited.

9.9 Elections, Applications. Notices. Every direction, revocation or notice authorized or required hereunder shall be deemed delivered to the Company or the Committee as the case may be: (a) on the date it is personally delivered to the Secretary of the Committee (with a copy to the Company's General Counsel) at the Company's executive offices at Cleveland, Ohio or (b) three business days after it is sent by registered or certified mail, postage prepaid, addressed to the Secretary of the Committee (with a copy to the Company's General Counsel) at the offices indicated above, and shall be deemed delivered to a Participant, surviving spouse or beneficiary: (a) on the date it is personally delivered to such individual, or (b) three business days after it is sent by registered or certified mail, postage prepaid, addressed to such individual at the last address shown for him on the records of the Company. Any notice required hereunder may be waived by the person entitled thereto.


9.10 Counterparts. This Plan may be executed in any number of counterparts, each of which shall be considered as an original, and no other counterparts need be produced.


9.11 Severability. In the event any provision of this Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions of the Plan. This Plan shall be construed and enforced as if such illegal or invalid provision had never been contained herein.


9.12 Headings. The headings of Sections of this Plan are for convenience of reference only and shall have no substantive effect on the provisions of this Plan.





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Executed at Cleveland, Ohio this     day of     , effective as of July 1, 1994.




ATTEST:                                 DEFIANCE, INC.


                                        By:

                                        Title:





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